EXHIBIT 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 9, 2006, which contained an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the financial statements of Performance Health Technologies, Inc., and to the reference to our firm as Experts in such Registration Statement.


/s/ Moore Stephens, P.C.
Certified Public Accountants
Cranford, New Jersey

February 12, 2007